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                                                                   EXHIBIT 10(u)

      THIS AGREEMENT made the 23rd day of December, 1996.

BETWEEN:

                                 CARSEN GROUP INC.,
                                 an Ontario corporation,

                                 (hereinafter called "Carsen" or "the Employer")

                                 - and -

                                 EDWARD E. MELTZ, of the City of North York, in the Municipality of Metropolitan Toronto, an Executive, (hereinafter called the "Employee")

      WHEREAS the Employee has been employed by Carsen since on or about the 1st day of November, 1981 and the parties have decided to enter into a formal employment agreement for their mutual benefit.

      NOW THEREFORE the parties hereto have agreed that from and after January 1, 1997 the terms and conditions of their relationship shall be as follows:

1.    EMPLOYMENT

      The Employee is hereby employed by the Employer in the capacity of Chief Executive Officer and Chief Financial Officer of Carsen and shall also hold the office of Chairman of the Board of Directors of Carsen. The Employee agrees to be bound by the terms and conditions of this agreement and in carrying out his duties he agrees to comply with all reasonable instructions as may be given to him from time to time by members of the Board of Directors of the Employer or by the President of the Employer's parent company, Cantel Industries, Inc.

2.    TERM OF EMPLOYMENT

      The Employee shall be employed for a period of two years commencing the 1st day of January, 1997 provided, however, that the Employee shall have the option of being employed for a third year with remuneration and benefits as hereinafter set forth. The Employee shall send written notice of his intention to exercise the option to the

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Employer on or before the 1st day of August, 1998. The term of employment herein shall be fully completed and ended without any further notice or action on the part of either party on the 31St of December, 1998 or the 31st day of December, 1999 (in the event that the option to be employed for a third year has been exercised by the Employee). When the employment herein has been fully completed and ended and so long as the terms and conditions hereof have been observed and performed by both parties to that date, then neither of the parties shall thereafter have any obligation to or claim against the other.

3.    REMUNERATION AND BENEFITS

      i. In consideration of the performance by the Employee of the terms and conditions of the within agreement:

            (a) The Employer will pay to the Employee a Salary of $200,000.00 per annum, (subject to the normal statutory deductions) payable in bi-weekly instalments in arrears for the first year of the term of employment.

            (b) The Employer will pay to the Employee a salary of $175,000.00 per annum, (subject to the normal statutory deductions) payable in bi-weekly instalments in arrears for the second year of the term of employment.

            (c) The Employer will pay to the Employee in the event that the Employee exercises his option for a third year of employment the sum of $150,000.00 per annum, (subject to the normal statutory deductions) payable in bi-weekly instalments in arrears for the second year of the term of employment.

            (d) The Employee will be entitled to participate in the Employer's insurance benefit package and the Employer shall also make the normal contributions to its deferred profit sharing plan for and on behalf of the Employee.

            (e) The Employee will be entitled to participate in an incentive bonus program as set forth in Schedule "A" attached hereto.

            (f)   The Employee will be entitled to:

                  A. Eleven weeks of paid vacation time during the first year of employment;

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                  B.    Eighteen weeks of paid vacation time during the second
                        year of employment; and

                  C. In the event that the Employee is employed for a third year, twenty-six weeks of paid vacation time.

                  Any paid vacation period shall not exceed three consecutive weeks without the Employer's prior approval.

            (g) The Employer shall reimburse the Employee for reasonable business expenses incurred by the Employee for and on behalf of Carsen. The reimbursement of such expenses shall be approved by the President of the Employer's parent company, Cantel Industries, Inc.

            (h)   All dollar amounts in the Agreement are Canadian dollars.

4.    PROVISION OF AUTOMOBILE

      During the term of his employment the Employee shall be provided with a leased automobile and the Employer shall pay all of the operating costs of the automobile. The Employer also agrees to transfer the lease of any such automobile to the Employee at the end of the term of employment and the Employee shall assume all of the terms and conditions of the said lease.

5.    DISABILITY

      In the event that the Employee shall by reason of sickness or accident be prevented from performing his duties hereunder he shall be paid 50% of his normal salary entitlement for a period of one hundred and twenty (120) days from the date of commencement of such period of incapacity after which such salary entitlement shall cease. Any other benefits provided for the Employee hereunder shall continue for the one hundred and twenty (120) day period.

6.    EXCLUSIVITY

      During the term of his employment the Employee agrees to well and faithfully serve the Employer and agrees that he will not during the term be employed or engaged in any capacity in promoting, undertaking or carrying on any other business.

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7.    SEVERABILITY

      In the event that any provision of this agreement is found to be void, invalid, illegal or unenforceable by a court of competent jurisdiction, such finding will not affect any other provision of this agreement which will continue to be in full force and effect.

8.    NOTICES

      Any notice required or permitted to be given to either party must be delivered by hand or personally to the parties address last known to the other party and will be deemed to be received on the date of hand delivery or personal delivery to such address.

9.    WAIVER

      The waiver by either party of any breach or violation of any provision of this agreement shall not operate or be construed as a waiver of any subsequent breach or violation.

10.   MODIFICATION OF AGREEMENT

      Any modification of this agreement must be in writing and signed by the Employer and the Employee or it shall have no effect and shall be void.

      This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

      IN WITNESS WHEREOF the parties hereto have hereunto affixed their corporate hand and seal as of the date first above written.


                                       CARSEN GROUP INC.

                                       Per James P. Reilly


                                       /s/ James P. Reilly
                                       ------------------------------
                                       DIRECTOR


                                       /s/ Edward E. Meltz
                                       ------------------------------
                                       EDWARD E. MELTZ

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                                  SCHEDULE "A"


The Employee shall be entitled to a bonus calculated as follows, subject to paragraph D. below:

A.    For Fiscal 1997

      (i) 3% of the increase in Carsen's pre-tax income over the highest pre-tax income of any previous fiscal year up to the amount of the budgeted pre-tax income for fiscal 1997;

      (ii) 6% of the excess of Carsen's pre-tax income over that budgeted for fiscal 1997.

B.    For Fiscal 1998

      (i) 2% of the increase in Carsen's pre-tax income over the highest pre-tax income of any previous fiscal year up to the amount of the budgeted pre-tax income for fiscal 1998;

      (ii) 4% of the excess of Carsen's pre-tax income over that budgeted for fiscal 1998.

C.    For Fiscal 1999

      (i) 1 1/2% of the increase in Carsen's pre-tax income over the highest pre-tax income of any previous fiscal year up to the amount of the budgeted pre-tax income for fiscal 1999;

      (ii) 3% of the excess of Carsen's pre-tax income over that budgeted for fiscal 1999.

D. If the Employee does not elect to be employed for a third year, then any bonus that might be payable for the period August 1, 1998 to December 31, 1998 shall be in the sole discretion of the Employer, and the Employee shall not be entitled to any bonus for the period after December 31, 1998.

      If the Employee elects to be employed for a third year, then the bonus to the Employee for the period August 1, 1999 to December 31, 1999 shall be in the sole discretion of the Employer.

E. For the purposes of calculating the incentive bonus herein, "pre-tax income" shall be calculated exclusive of foreign exchange gains or losses, interest on long term debt and corporate charges for management fees.